UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2025

Octave Specialty Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

40 Wall Street	New York	NY	10005
(Address of principal executive offices)

(212)	658-7470
(Registrant's telephone number, including area code)

Ambac Financial Group, Inc.
Former Name

One World Trade Center	New York	NY	10007
Former Address
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	OSG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.	☐

Item 4.01 Change in Registrant’s Certifying Accountant
(a) Dismissal of Previous Independent Registered Public Accounting Firm
As a matter of good corporate governance, the Audit Committee of the Board of Directors (the “Audit Committee”) of Octave Specialty Group, Inc., formerly known as Ambac Financial Group, Inc., (the “Company”) has been taking a number of steps in consideration of a potential audit firm rotation. Of particular consideration is that recent acquisitions have resulted in the Company having multiple audit firms. KPMG LLP (“KPMG”), the Company’s current independent registered public accounting firm, has served as the Company’s auditor since 1985. Therefore, the Company and Audit Committee invited several independent registered public accounting firms, including KPMG, to respond to an audit services request for proposal (“RFP”).

On December 10, 2025, the Company completed a competitive RFP process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Following an extensive evaluation process and with the approval of the Audit Committee, the Company chose not to continue with the engagement of KPMG. The Company notified KPMG on December 10, 2025, that it will be dismissed as the Company’s independent registered public accounting firm, upon completion of their audits of the Company’s consolidated financial statements as of and for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025, and the issuance of their reports thereon. The audit reports of KPMG on the Ambac Financial Group, Inc. and subsidiaries' consolidated financial statements as of and for the years ended December 31, 2024 and 2023, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2024 and 2023, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2024, and 2023, and the subsequent interim period through December 10, 2025, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. The Company has provided KPMG with the disclosures under this Item 4.01(a), and requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made by the Company in this Item 4.01(a). KPMG’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm
On December 10, 2025, the Audit Committee approved the appointment of Ernst and Young LLP (“EY”) as the Company’s new independent registered public accounting firm, subject to completion of EY’s client acceptance procedures and execution of engagement agreement(s), for the audit of the Company’s financial statements for the year ended December 31, 2026. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim periods through December 15, 2025, neither the Company nor anyone acting on its behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K

EXHIBIT INDEX

Exhibit Number	Exhibit Description
16.1	Letter from KPMG LLC dated December 15, 2025
99.1	Press Release dated December 15, 2025
101.INS	XBRL Instance Document - the instance document does not appear in the interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags or embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	December 15, 2025	By:	/s/ William J. White
William J. White
First Vice President, Secretary and Assistant General Counsel
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